SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 8, 2003
Date of Report (Date of Earliest Event Reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

(212) 662-2789
(Registrant’s Telephone Number, Including Area Code)

Item 9. Corrections to Regulation FD Disclosure.
SIGNATURES

Item 9. Corrections to Regulation FD Disclosure.

     The Taiwan Fund, Inc. monthly Reviews for the months of October 2001 through September 2003 which are furnished as exhibits to this report are being furnished to correct certain errors in the return figures contained in certain previously furnished monthly Reviews which the attached Reviews replace.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2003

	By:	/s/ Carol Wang

Name: Carol Wang
Title: Secretary and Treasurer

3

THE TAIWAN FUND, INC. REVIEW
OCTOBER 2001

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei, Taiwan, R.O.C	Fax: (8862) 2706-5371

Portfolio Review

     Taiwan’s economic indicators, such as export orders and the loan growth rate, continue to show weakness in external and domestic demand. Uncertainties relating to the current military action in Afghanistan and threats of the use of biochemical weapons continue to affect the global economy, particularly the U.S. economy. Recently released economic data, such as the GDP growth rate, the unemployment rate and the consumer confidence and savings ratio, have shown that while the U.S. economy continues to decline, several other global capital markets have recovered from the events of September 11, 2001 and have become quite resilient to negative news. We believe that certain markets may remain resilient to the military actions in Afghanistan; provided that these actions are contained within Afghanistan.

     It is still too early to determine whether or not Taiwan is close to partial economic recovery. The key factor will be the restoration of U.S. consumer confidence. Once this happens, consumer expenditures will rise and corporate profits are likely to improve. Taiwan, an export-driven economy, could benefit significantly if the global economy starts to recover, particularly the technology sector.

     In the technology sector, the Fund has increased its holdings in the electronics sector, particularly the Integrated Circuit (IC) fabless design house related companies, as those companies continue to deliver both revenues and earnings growth even in the current unfriendly global environment. Favorable product diversity and lower cost solutions, due to the current lower utilization rate of major local IC foundries, have helped them to gain global market share while improving their revenues basis and net profits. Also, the Fund increased its holdings in the IC foundries related stocks, as management of these companies have given positive guidance for the coming quarters due to increased demand for advanced process technology. In addition to the technology sector, the Fund has started to increase its holdings in certain companies related to medical-mechanical devices.

Pedro Tai

Core & Active Portfolio Asset Allocation

As of 10/31/01	% of Core	% of Active	% of
	Portfolio	Portfolio	TAIEX
Semiconductor	21.42	13.92	22.11
Electronics	15.28	29.54	15.89
Banking	13.80	2.19	13.26
PC & Peripherals	13.58	19.08	13.32
Telecommunication	8.61	9.72	7.86
Insurance	4.87	0	5.20
Plastics	3.71	0	3.69
Textile	3.16	0	2.99
Steel	1.94	0	2.14
Retail	1.59	0	1.15
Transportation	1.40	0	1.55
Auto	1.27	0	0.87
Chemical	0.96	3.27	1.24
Rubber	0.96	0	0.47
*C. S. & Software	0.76	4.05	1.01
Others	6.69	6.36	7.25
Total	100.00	88.13	100.00
Cash		11.87

Total Active Portfolio Net Asset: US$54.19M
Total Core Portfolio Net Asset: US$100.63M

Total Fund Asset Allocation

As of 10/31/01	% of	% of
	Total Fund	TAIEX
Electronics	20.39	15.89
Semiconductor	18.75	22.11
PC & Peripherals	15.54	13.32
Banking	9.44	13.26
Telecommunication	9.00	7.86
Insurance	3.32	5.20
Plastics	2.38	3.69
Textile	2.02	2.99
*C. S. & Software	1.95	0.71
Chemical	1.80	1.24
Steel	1.25	2.14
Retail	1.02	1.15
Transportation	0.90	1.55
Auto	0.81	0.87
Rubber	0.61	0.47
Others	6.57	7.55
Total	95.75	100.00
Cash	4.25

Total Net Asset: US$154.82M
(*)=Computer Service & Software

Top 10 Holdings of Active Portfolio

As of 10/31/01
% of Active Portfolio
Mediatek Incorporation	6.23
Taiwan Semiconductor Mfg	5.44
Faraday Technology Corp	5.31
Ambit Microsystems	5.09
Accton Technology Corp	4.64
Wus Printed Circuit Co Ltd	4.36
Macronix International	4.28
Realtek Semiconductor	4.26
Hon Hai Precision Industry	4.03
Asustek Computer Inc.	4.02

Total	47.66

Top 10 Holdings of Total Fund Portfolio

As of 10/31/01
% of Total Portfolio
Taiwan Semiconductor Mfg	8.92
United Micro Electronics	6.54
Asustek Computer Inc.	4.14
Quanta	3.80
Hon Hai Precision Industry	3.80
Chunghwa Telecom Co	3.21
Ambit Microsystems	3.01
Realtek Semiconductor	2.87
Bank Sinopac	2.80
Cathay Life Insurance	2.32

Total	41.41

Premium/Discount of TWN

NAV: US$9.46	Price: US$8.65	Prem.: -8.56%
No. of Shares: 16.4M

Performance Comparison

Returns (1)

(Return in US$)	As of 10/31/01	Unit:%

	Last	Last	Last
	1 Mth	3 Mth	6 Mth	2000	1999	1998	1997

TWN	6.65	-12.08	-29.56	-45.08	47.29	-15.31	-5.06
ROC	4.10	-10.57	-32.78	-39.94	35.86	-18.42	9.70
Taipei	1.43	-19.31	-35.83	-50.94	13.87	-11.90	6.94
Formosa	4.04	-15.78	-41.59	-51.04	19.57	-13.85	8.56
Formosa Growth	3.87	-16.36	-34.06	-51.94	38.49	-5.47	21.33
New Taipei	2.46	-24.30	-39.53	-45.59	33.91	2.40	14.65
Index	7.40	-9.72	-30.84	-46.53	34.16	-20.31	-0.55

Taiwan Fund (Since Launch 12/31/1986): %

Performance Chart

Taiwan’s Macro Economics Review

Bank Loans Deposit Ratio
01/1990-10/2001

Taiwan’s recent loan to deposit ratio has hit its 11-year historical low. A combination of weak export growth and subdued domestic demand has led the banks to become more conservative on their credit loan policies.

(1) Returns for the funds are not total returns and reflect changes in net asset value per share during each period and take into account cash dividends, if any, but do not assume the cash dividends were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices, and do not assume that cash dividends, if any, were reinvested. Returns are historical and past performance is not indicative of future results. Returns for periods less than one year are not annualized.

*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.	Fund Manager: Albert King
Deputy Fund Manager: Pedro Tai

THE TAIWAN FUND, INC. REVIEW
NOVEMBER 2001

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei, Taiwan, R.O.C	Fax: (8862) 2706-5371

Portfolio Review

     Taiwan’s stock market rebounded due to the continuous inflow of foreign portfolio investments and the low interest rate environment which helps to generate liquidity. Foreign portfolio investors were net buyers of NT$65.7 billion (US$1.9 billion) during November, NT$300 billion (US$8.7 billion) for the year to date. The stock market rebounded 13.97% in U.S. dollar terms, while the NT dollar appreciated slightly against the U.S. dollar by 0.17%. TAIEX and OTC electronics sectors were the leading sectors, increasing 21.48% and 33.74% in NT dollars, respectively. Retail, steel and paper were the worst performing sectors, declining 3.28%, 1.95% and 0.77% in NT dollars, respectively. The average daily turnover reached NT$87.48 billion, compared to NT$48.27 billion in October.

     In the technology sector, the Fund continues to focus on the electronics sector, particularly the Integrated Circuit (IC) fabless design house related companies, as those companies continue to deliver both revenues and earnings growth. Also, the Fund increased its holdings in the IC foundries related stocks, as management of these companies have a positive outlook for the coming quarters due to increased demand for advanced process technology. Data networking related stocks were also added to the Fund’s portfolio due to continuous demand for broadband devices, particularly after the events of September 11th. In addition to the technology sector, the Fund continues to increase its holdings in certain companies related to medical-mechanical devices.

Pedro Tai

Core & Active Portfolio Asset Allocation

As of 11/30/01	% of Core	% of Active	% of
	Portfolio	Portfolio	TAIEX
Semiconductor	24.00	12.23	24.32
Electronics	16.35	30.16	17.49
PC & Peripherals	14.40	23.85	14.23
Banking	12.78	0	11.59
Telecommunication	7.93	11.67	7.12
Insurance	3.88	0	4.72
Plastics	3.47	0	3.41
Textile	2.99	0	2.75
Steel	1.69	0	1.84
Transportation	1.35	0	1.55
Retail	1.31	0	0.98
Auto	1.12	0	0.76
Chemical	0.91	4.83	1.13
Foods	0.87	0	0.94
*C. S. & Software	0.76	2.26	0.77
Others	6.19	6.20	6.40
Total	100.00	91.20	100.00
Cash		8.80

Total Active Portfolio Net Asset: US$68.59M
Total Core Portfolio Net Asset: US$113.05M

Total Fund Asset Allocation

As of 11/30/01	% of	% of
	Total Fund	TAIEX
Electronics	21.56	17.49
Semiconductor	19.56	24.32
PC & Peripherals	17.97	14.23
Telecommunication	9.35	7.12
Banking	7.82	11.59
Insurance	2.57	4.72
Chemical	2.39	1.13
Plastics	2.16	3.41
Textile	1.86	2.75
*C. S. & Software	1.32	0.77
Steel	1.05	1.84
Transportation	0.84	1.55
Retail	0.81	0.98
Auto	0.70	0.76
Foods	0.54	0.94
Others	6.18	6.40
Total	96.68	100.00
Cash	3.32

Total Net Asset: US$181.64M
(*)=Computer Service & Software

Top 10 Holdings of Active Portfolio

As of 11/30/01
% of Active Portfolio
Mediatek Incorporation	6.93
United Micro Electronics	6.76
Accton Technology Corp	5.46
Pihsiang Machinery Mfg.	4.83
Taiwan Semiconductor Mfg	4.71
Realtek Semiconductor	4.66
Premier Camera Taiwan Ltd	4.58
Hon Hai Precision Industry	4.34
Ambit Microsystems	4.27
Faraday Technology Corp	3.90

Total	50.44

Top 10 Holdings of Total Fund Portfolio

As of 11/30/01
% of Total Portfolio
United Micro Electronics	9.04
Taiwan Semiconductor Mfg	8.69
Asustek Computer Inc.	4.15
Hon Hai Precision Industry	3.94
Quanta	3.41
Realtek Semiconductor	3.13
Chunghwa Telecom Co	2.72
Ambit Microsystems	2.67
Mediatek Incorporation	2.62
Cathay Life Insurance	2.11

Total	42.48

Premium/Discount of TWN

NAV: US$11.10	Price: US$10.60	Prem.: -4.50%
No. of Shares: 16.4M

Performance Comparison

Returns (1)

(Return in US$)	As of 11/30/01	Unit:%

	Last	Last	Last
	1 Mth	3 Mth	6 Mth	2000	1999	1998	1997

TWN	17.34	3.26	-9.76	-45.08	47.29	-15.31	-5.06
ROC	11.08	-2.17	-16.17	-39.94	35.86	-18.42	9.70
Taipei	13.47	-6.49	-18.21	-50.94	13.87	-11.90	6.94
Formosa	14.66	-4.24	-22.07	-51.04	19.57	-13.85	8.56
Formosa Growth	14.39	-0.81	-16.79	-51.94	38.49	-5.47	21.33
New Taipei	18.56	-1.98	-19.30	-45.59	33.91	2.40	14.65
Index	13.97	-1.26	-13.32	-46.53	34.16	-20.31	-0.55

Taiwan Fund (Since Launch 1986/12/31): %

Performance Chart

Taiwan’s Macro Economics Review

Growth Rates of Export vs Electronics Industry
01/1997 ~ 11/2001

Recent figures released by the government have shown moderate improvement in Taiwan’s export growth. The export growth rate decreased 19.9% during the twelve-month period ended November 30, 2001. Total exports from January to November reached US$112.7 billion, which represents a decline of 17.3% from the same period in 2000, while total imports reached US$98.8 billion, a decrease of 23.8% since November 2000. The trade balance reached a surplus of US$13.9 billion, an increase of 106.4% over last year.

(1) Returns for the funds are not total returns and reflect changes in net asset value per share during each period and take into account cash dividends, if any, but do not assume the cash dividends were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices, and do not assume that cash dividends, if any, were reinvested. Returns are historical and past performance is not indicative of future results. Returns for periods less than one year are not annualized.

*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.	Fund Manager: Albert King Deputy Fund Manager: Pedro Tai

THE TAIWAN FUND, INC. REVIEW
DECEMBER 2001

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei, Taiwan, R.O.C	Fax: (8862) 2706-5371

Portfolio Review

     Taiwan’s stock market rebounded due to the continuous inflow of foreign portfolio investments and the low interest rate environment which helps to generate liquidity. During December, foreign portfolio investors were net buyers of NT$6.7 billion (US$0.2 billion), the stock market rebounded 23.09% in U.S. dollar terms and the NT dollar (NT$) depreciated against the U.S. dollar (US$) by 1.55%. During 2001, foreigners were net buyers of approximately NT$306 billion (US$8.7 billion), while the NT dollar depreciated against the U.S. dollar by 6.08%. In December, TAIEX and OTC electronics sectors were the leading sectors, increasing 28.45% and 50.01% in NT dollars respectively. Steel, tourism and shipping were the worst performing sectors, increasing only 5.81%, 6.59% and 9.91% in NT dollars respectively. The average daily turnover reached NT$146.7 billion in December, compared to NT$87.48 billion in November.

     In the technology sector, the Fund continues to focus on the electronics sector, particularly the Integrated Circuit (IC) fabless design house related companies, as those companies continue to deliver both revenues and earnings growth. Also, the Fund increased its holdings in data networking related stocks due to continuous demand for broadband devices. DRAM stocks were also added to the Fund due to the rebound in DRAM spot price. Such a rebound can be attributed to the possibility of the merger between Micron Technology (U.S.’s) and Hynix Semi (Korea), which may in turn result in a decreased supply of DRAM chips to the market. In addition to the technology sector, the Fund continues to increase its holdings in certain companies related to medical-mechanical devices.

Albert King

Core & Active Portfolio Asset Allocation

As of 12/31/01	% of Core	% of Active	% of
	Portfolio	Portfolio	TAIEX
Semiconductor	25.38	15.62	24.67
Electronics	18.18	27.38	18.11
Banking	15.52	0	15.66
PC & Peripherals	14.66	26.06	14.96
Telecommunication	7.55	14.69	6.68
Plastics	3.48	0	3.41
Textile	2.45	0	2.49
Steel	1.43	0	1.54
Transportation	1.19	0	1.35
Retail	1.08	0	0.94
Foods	0.83	0	0.86
Chemical	0.79	3.88	1.06
*C. S. & Software	0.76	1.32	0.73
Auto	0.74	0	0.67
Insurance	0.71	0	0.89
Others	5.25	2.29	5.98
Total	100.00	91.24	100.00
Cash		8.76

Total Active Portfolio Net Asset: US$87.38M
Total Core Portfolio Net Asset: US$132.87M

Total Fund Asset Allocation

As of 12/31/01	% of	% of
	Total Fund	TAIEX
Electronics	21.70	18.11
Semiconductor	21.62	24.67
PC & Peripherals	19.04	14.96
Telecommunication	10.27	6.68
Banking	9.55	15.66
Plastics	2.14	3.41
Chemical	1.97	1.06
Textile	1.52	2.49
*C. S. & Software	0.98	0.73
Steel	0.88	1.54
Transportation	0.74	1.35
Retail	0.66	0.94
Foods	0.51	0.86
Insurance	0.46	0.89
Auto	0.45	0.67
Others	4.15	5.98
Total	96.64	100.00
Cash	3.36

Total Net Asset: US$220.25M
(*)=Computer Service & Software

Top 10 Holdings of Active Portfolio

As of 12/31/01
% of Active Portfolio
Mediatek Incorporation	8.02
Accton Technology Corp	7.37
Realtek Semiconductor	5.83
United Micro Electronics	5.39
ProMos Technologies Inc.	5.30
Optoma Corp	5.05
Taiwan Semiconductor Mfg	4.92
Micro-Star International	4.45
Premier Camera Taiwan Ltd	4.00
Quanta	3.89

Total	54.22

Top 10 Holdings of Total Fund Portfolio

As of 12/31/01
% of Total Portfolio
United Micro Electronics	8.83
Taiwan Semiconductor Mfg	8.60
Quanta	4.08
Mediatek Incorporation	4.04
Realtek Semiconductor	3.81
Asustek Computer Inc.	3.74
Hon Hai Precision Industry	3.52
Accton Technology Corp	2.98
Chunghwa Telecom Co	2.48
Ambit Microsystems	2.44

Total	44.52

Premium/Discount of TWN

NAV: US$13.46	Price: US$11.75	Prem.: -12.70%
No. of Shares: 16.4M

Performance Comparison

Returns (1)

(Return in US$)	As of 12/31/01	Unit:%

	Last	Last	Last
	1 Mth	3 Mth	6 Mth	2001	2000	1999	1998

TWN	21.26	51.75	12.35	6.57	-45.08	47.29	-15.31
ROC	19.73	38.46	3.05	-6.57	-39.94	35.86	-18.42
Taipei	20.25	38.41	1.09	-15.69	-50.94	13.87	-11.90
Formosa	22.14	45.70	2.07	9.35	-51.04	19.57	-13.85
Formosa Growth	18.82	41.18	2.82	4.46	-51.94	38.49	-5.47
New Taipei	23.93	50.54	3.53	2.33	-45.59	33.91	2.40
Index	23.09	50.67	11.84	10.42	-46.53	34.16	-20.31

Taiwan Fund (Since Launch 12/31/1986): 619.75%

Performance Chart

Taiwan’s Macro Economics Review

Foreign Portfolio Investments v.s. TAIEX Index
1/1990-12/2001

The recent rally on the Taiwan stock market is attributed to the inflows of foreign portfolio investments. In 2001, Qualified Foreign Institutional Investors (QFII’s) were net buyers of approximately NT$306 billion or US$8.7 billion.

(1) Returns for the funds are not total returns and reflect changes in net asset value per share during each period and take into account cash dividends, if any, but do not assume the cash dividends were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices, and do not assume that cash dividends, if any, were reinvested. Returns are historical and past performance is not indicative of future results. Returns for periods less than one year are not annualized.

*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.	Fund Manager: Albert King

THE TAIWAN FUND, INC. REVIEW
JANUARY 2002

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei, Taiwan, R.O.C	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

We are upgrading our 2002 GDP forecast to 2.73% (from 2.0%), compared to the consensus call for growth of 1.6%. There are signs that the economy is finding a floor. The index of leading indicators recorded a marked improvement in 4Q01, it rose by 1% m/m in December following a gain of 1.2% m/m in November. External demand looks to be stabilizing. On a seasonally-adjusted m/m basis, exports posted gains in 4Q01, with the electronics sector leading the way.

The Taiwan stock market continues to rise, reflecting the views that the worst is over and demand is recovering. Given the rising technology valuation premium and signs of a recovery in cyclical sectors, money flowed to non-tech cyclicals, in steel (up 22.2%), plastic (up 28.29%) and textiles (up 24.83%). Despite the strong performance of these non-tech sectors, we think the pick-up is seasonal and rotational buying, which tend to be short term. We still overweight the technology sector due to our belief that the sector is the most competitive industry in Taiwan. Our technology favorite fundamental trends this year are cyclical and outsourcing. For cyclical exposure, we favor TFT-LCD display and DRAM. Outsourcing play is more stock-specific. With IT spending still expected to be flat to down this year, it will truly be a case of the haves and have-nots. Bottom up stock–picking is the focus of the investment decision. Accton (networking), Realtek (IC design), Quanta (notebook), Austek (motherboard) and Beng (communications) are among our top holdings.

Total Fund Asset Allocation

	% of	% of
As of 01/31/02	Total Fund	TAIEX

Electronics	23.94	18.62
Semiconductor	20.67	23.40
PC & Peripherals	16.25	16.22
Banking	10.19	14.09
Telecommunication	8.13	6.47
Plastics	4.00	4.12
Textile	2.47	2.97
Auto	0.95	0.67
Steel	0.88	1.78
Rubber	0.85	0.43
*C. S. & Software	0.84	0.74
Retail	0.65	0.83
Chemical	0.47	1.13
Transportation	0	1.52
Electricals	0	1.05
Others	2.27	5.96
Total	92.56	100.00
Cash	7.44

Total Net Asset: US$220.25M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 01/31/02	% of Total Portfolio

Taiwan Semiconductor	8.35
United Micro Electronics	6.65
AU Optronics	4.73
Quanta Computer	3.84
Fubon Financial Holding	3.68
Asustek Computer	3.11
Realtek Semiconductor	2.85
Nan Ya Plastics	2.62
Accton Technology	2.60
Formosa Chemicals & Fiber	2.47
Total	40.90

NAV: US$14.06 No. of Shares: 16.4M	Price: US$12.36	Prem.: -12.09%

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index

One Month	4.47		5.84
Fiscal Year to Date	30.79		28.63
One Year	-9.70		-8.38
Three Years	-0.71		-3.32
Five years	-6.14		-8.76
Ten Years	—		-2.47
Since Inception	11.70	**	12.28

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	This figure represents a correction of an incorrect figure which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 12/31/01	As of 01/31/02

TAIEX	5551.24	5857.93
% change in NTD terms	25.00	5.52
% change in USD terms	23.09	5.84	**
NTD Daily avg. trading volume (In Billions)	146.69	150.06
USD Daily avg. trading volume (In Billions)	4.19	4.297
NTD Market Capitalization (In Billions)	10978.75	10938.81
USD Market Capitalization (In Billions)	313.69	313.27
FX Rate: (US$/NT$)	34.999	34.968

Taiwan’s Macro Economics Review

Liquidity conditions remain ample with M1B continuing on an improving trend since April of last year resulting from the effects of the aggressive easing of monetary policy. Industry production and export orders have bottomed out during 4Q01, with the electronic sector leading the way.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800) 636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

**	This figure represents a correction of an incorrect figure which appeared in a previously issued monthly Review.

Fund Manager: Albert King
Deputy Fund Manager: Li-Jeng Chen

THE TAIWAN FUND, INC. REVIEW

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei, Taiwan, R.O.C	February 2002	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

     Taiwan GDP fell by 1.9% during the fourth quarter of 2001, as compared to 4.2% during the third quarter of 2001. This led to a decline in GDP of 1.9% for the year as a whole, which is lower than the original forecast for a decline of 2.7%. On an adjusted quarter to quarter basis, GDP rose by 1.7%. The better-than-expected fourth quarter of 2001, GDP report bodes well for the outlook for growth this year.

     In February, the Taiwan stock market entered into the consolidation stage with a range between 5,500 to 6,000 for the TAIEX. Average total daily turnover, an indication of investor sentiment, dwindled to two-thirds of the level of volume traded in January. Capital flow continues its rotation among sectors. Pulp and paper was the best performing sector, up 4.8% for the month. The technology sector moved in line with the index, down 3.08%.

     The Fund’s investment strategy continues to focus on cyclical and outsourcing plays. The most encouraging guidance came from UMC this month. The company guided a 20% sequential quarter to quarter growth, indicating a broad-based recovery. Given prospects of an improving business environment, we have increased UMC weighting in the Fund’s active portfolio. For outsourcing plays, Accton (networking), Realtek (IC design), Quanta (notebook), Austek (motherboard) and Beng (communication) remains our top holdings.

Core & Active Portfolio Asset Allocation

		% of
	% of Core	Active	% of
As of 02/28/02	Portfolio	Portfolio	TAIEX

Semiconductor	24.43	17.58	22.54
Electronics	20.48	32.72	18.97
Banking	14.58	0	14.97
PC & Peripherals	13.31	19.37	15.83
Telecommunication	7.18	10.59	6.32
Plastics	6.32	0.01	4.15
Retail	3.86	0	0.83
Textile	3.79	0	2.98
Auto	1.68	0	0.66
Steel	1.60	0	1.96
Rubber	1.28	0	0.41
*C. S. & Software	0.81	0.76	0.67
Chemical	0.68	0	1.08
Transportation	0	0	1.67
Electricals	0	0	1.07
Others	0	0.19	5.89
Total	100.00	81.22	100.00
Cash		18.78

Total Active Portfolio Net Asset: US$94.85M
Total Core Portfolio Net Asset: US$135.25M

Total Fund Asset Allocation

	% of	% of
As of 02/28/02	Total Fund	TAIEX

Electronics	24.89	18.97
Semiconductor	21.41	22.54
PC & Peripherals	16.84	15.83
Banking	7.72	14.97
Telecommunication	7.62	6.32
Plastics	3.70	4.15
Textile	3.04	1.61
Auto	0.98	0.66
Steel	0.93	1.96
Retail	0.88	0.83
*C. S. & Software	0.80	0.67
Rubber	0.75	0.41
Chemical	0.40	1.08
Transportation	0	1.67
Electricals	0	1.07
Others	2.21	7.26
Total	92.17	100.00
Cash	7.83

Total Net Asset: US$230.10M
(*)=Computer Service & Software

Top 10 Holdings of Active Portfolio

As of 02/28/02	% of Active Portfolio

AU Optronics Corp.	8.68
Taiwan Semiconductor Mfg	5.99
Benq Corp.	4.86
Accton Technology Corp.	4.77
Asustek Computer Inc.	4.18
Realtek Semiconductor Corp.	4.11
United Micro Electronics	3.78
Mediatek Incorporation	3.72
Phoenix Precision Technology	3.05
ProMos Technologies Inc.	2.96

Total	46.10

Top 10 Holdings of Total Fund Portfolio

As of 02/28/02	% of Total Portfolio

Taiwan Semiconductor Mfg	8.17
United Micro Electronics	7.32
AU Optronics Corp.	5.66
Asustek Computer Inc.	3.39
Quanta Computer Inc.	3.08
Realtek Semiconductor Corp.	2.69
Mediatek Incorporation	2.66
Benq Corp.	2.60
Chinatrust Commercial Bank	2.52
ProMos Technologies Inc.	2.42

Total	40.51

Premium/Discount of TWN

Performance Comparison

	Returns (1)

	As of 02/28/02					Unit:%

	Last	Last	Last
(Return in US$)	1 Mth	3 Mth	6 Mth	2001	2000	1999	1998

TWN	-2.28	23.78	27.81	6.57	-45.08	47.29	-15.31
ROC	-2.80	23.06	20.39	-6.57	-39.94	35.86	-18.42
Taipei	0.12	26.39	18.19	-15.69	-50.94	13.87	-11.90
Formosa	-2.06	27.21	21.82	9.35	-51.04	19.57	-13.85
Formosa Growth	-1.91	25.70	24.69	4.46	-51.94	38.49	-5.47
New Taipei	1.01	32.26	29.65	2.33	-45.59	33.91	2.40
Index	-3.36	25.90	24.31	10.42	-46.53	34.16	-20.31

Taiwan Fund (Since Launch 1986/12/31): 634.72%

Performance Chart

Taiwan’s Macro Economics Review

Liquidity conditions remain ample with M1B continuing an upward trend since April 2001as a result of the aggressive easing of monetary policy. Industrial production and export orders have bottomed out during the fourth quarter of 2001, with the electronic sector leading the way.

     (1) Returns for the funds are not total returns and reflect changes in net asset value per share during each period and take into account cash dividends, if any, but do not assume the cash dividends were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices, and do not assume that cash dividends, if any, were reinvested. Returns are historical and past performance is not indicative of future results. Returns for periods less than one year are not annualized.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Deputy Fund Manager: Li-Jeng Chen

THE TAIWAN FUND, INC. REVIEW
March 2002

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei, Taiwan, R.O.C	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

     The Taiwan Stock Exchange Index (“TAIEX”) traded around the 6,000 level during March, reaching a 17-month high of 6,202 on March 22, 2002. The primary factors driving the TAIEX during March were the rapid turnaround of the U.S. economy, the Federal Reserve Board’s decision to keep the discount rate unchanged and an increase in the semiconductor equipment book-to-bill ratio.

     We forecast that the TAIEX will trade at a static rate in the second quarter of 2002 due to seasonal weakness in PC demand and disappointing networking shipments. The brightest segment of the technology sector is foundry. Taiwan Semiconductor Manufacturing Co. and United Microelectronics Corp. Ltd., (“UMC”) each have a good chance to post over 20% growth in the second quarter as compared to the first quarter due to increases in wireless and consumer IC demand. We increased UMC’s weighting in the active portfolio last month and will keep such weighting this month. The Fund’s investment strategy remains the same as last month, continuing to focus on cyclical and outsourcing plays. TFT-LCD, Foundry and DRAM are still our major holdings regarding cyclical exposure. For outsourcing plays, Accton (networking), Realtek (IC design), Quanta (notebook), Austek (motherboard) and Beng (communication) remain our top holdings.

Total Fund Asset Allocation

	% of	% of
As of 03/31/02	Total Fund	TAIEX

Semiconductor	22.82	23.42
Electronics	20.57	23.42
PC & Peripherals	20.17	16.91
Banking	7.82	14.51
Telecommunication	7.58	5.91
Plastics	3.79	4.14
Textile	2.19	3.08
Auto	0.99	0.64
Retail	0.84	0.78
*C. S. & Software	0.82	0.67
Steel	0.79	1.72
Rubber	0.72	0.42
Chemical	0.44	1.16
Transportation	0	1.49
Electricals	0	1.05
Others	3.07	7.02
Total	92.61	100.00
Cash	7.39

Total Net Asset: US$235.87M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 03/31/02	% of Total Portfolio

Taiwan Semiconductor Mfg	9.18
United Micro Electronics	8.25
AU Optronics Corp.	4.61
Quanta Computer Inc.	3.22
Asustek Computer Inc.	2.94
Mediatek Incorporation	2.84
Chinatrust Commercial Bank	2.71
Nan Ya Plastics Co., Ltd.	2.59
Benq Corp.	2.57
Realtek Semiconductor Corp.	2.51
Total	41.42

NAV: US$14.41	Price: US$13.36	Prem.: -7.29%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index

One Month	4.92	9.34
Fiscal Year to Date	34.07	35.92
One Year	(0.98)	0.46
Three Years	(3.17)	(5.14)
Five years	(7.33)	(9.41)
Ten Years	1.89 **	(0.59)
Since Inception	11.75 **	12.54

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 02/27/02		As of 03/29/02

TAIEX	5696.11		6167.47
% change in NTD terms	-2.998		8.28
% change in USD terms	-3.36	**	9.34	**
NTD Daily avg. trading volume (In Billions)	122.5		127.5
USD Daily avg. trading volume (In Billions)	3.4897		3.6432
NTD Market Capitalization (In Billions)	9855.99		10835.09
USD Market Capitalization (In Billions)	280.71		309.60
FX Rate: (US$/NT$)	35.111		34.997

Taiwan’s Macro Economics Review

     Taiwan’s new orders for exports grew by 1.92% for the first two months of 2002. The communication new orders increase by 19.1%, and electronic new orders drop by 6.9% for the first two months of 2002. Taiwan’s IT related export new orders followed the U.S. demand, like National Association Purchase Management index.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Fund Manager: Albert King
Deputy Fund Manager: Li-Jeng Chen

THE TAIWAN FUND, INC. REVIEW
April 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei, Taiwan, R.O.C	Fax: (8862) 2706-5371

Portfolio Review

     The TWSE Index held up quite well in April, sliding 1.7% to 6,065 points. The financial and non-technology sectors performed relatively well, gaining 9.4% and 5.6% respectively. However, the technology sector index tumbled almost 6% from last month. The market was anticipating that more PC-related sectors would be facing further negative sales momentum in the coming months, due to slower-than-expected PC demand.

     After reaching the 18-month high of 6,484 points on April 24, the TWSE Index plummeted to 5,525 on May 7, losing 959 points or 14.8% in 11 trading days. We believe that this market correction was triggered by the weak U.S. stock market and the drought in Taiwan.

     However, the current correction creates an opportunity to accumulate good-performing technology shares. The most encouraging reports came from TSMC this month. Well above analysts’ expectations, in April the company reported a 45% year to year increase in shipments. Its second quarter of 2002 utilization rate will jump to 80%, a 13% increase compared with a 67% rate in the first quarter of 2002. In addition, the annual growth rate of exports turned positive (+1.7% year to year) in March after 15 consecutive monthly declines. The Fund’s investment strategy remains the same as last month, continuing to focus on cyclical and outsourcing plays.

Total Fund Asset Allocation

	% of	% of
As of 04/30/02	Total Fund	TAIEX

Electronics	24.45	18.31
Semiconductor	22.50	22.53
PC & Peripherals	15.44	13.16
Banking	8.87	15.91
Telecommunication	7.69	7.09
Plastics	3.90	4.09
Textile	1.94	3.07
Auto	1.06	0.70
Retail	0.83	0.81
*C. S. & Software	0.83	0.62
Rubber	0.82	0.47
Steel	0.80	1.79
Chemical	0.43	1.26
Transportation	0	1.63
Electricals	0	1.12
Others	3.24	7.44
Total	92.80	100.00
Cash	7.20

Total Net Asset: US$228.88M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 04/30/02	% of Total Portfolio

United Micro Electronics	8.67
Taiwan Semiconductor Mfg	8.63
Acer Display Technology, Inc.	4.98
China Trust Commercial Bank	3.17
Acer Peripherals Inc.	2.99
Quanta Computer	2.97
Nan Ya Plastic	2.71
Mediatek Incorporation	2.54
Asustek Computer Inc.	2.49
Realtek Semiconductor Corp	2.43
Total	41.58

NAV: US$13.99	Price: US$12.09	Prem.: -13.58%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index

One Month	-2.96		-1.50
Fiscal Year to Date	30.10		33.88
One Year	4.16		6.87
Three Years	-7.31		-8.19
Five years	-8.84		-10.64
Ten Years	1.72	**	-0.20
Since Inception	11.46	**	12.36

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 03/29/02		As of 04/30/02

TAIEX	6,167.47		6,065.73
% change in NTD terms	8.28		-2.32
% change in USD terms	9.34	**	-1.50
NTD Daily avg. trading volume (In Billions)	127.5		117.9
USD Daily avg. trading volume (In Billions)	3.6432		3.39
NTD Market Capitalization (In Billions)	10,835.09		11,409
USD Market Capitalization (In Billions)	309.60		328.79
FX Rate: (US$/NT$)	34.997		34.70

Taiwan’s Macro Economics Review

     Taiwan exports grew by 0.3% in April and industrial production grew by 0.98% in March. It is the first time that the two indicators have shown positive growth since Jan. 2001. Taiwan’s M1b grew by 17.58% in March, with a 12 consecutive months improvement.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

**	This figure represents a correction of an incorrect figure which appeared in a previously issued monthly Review.
Fund Manager: Vincent Lai

THE TAIWAN FUND, INC. REVIEW
May 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The TWSE Index fell 390 points in May, sliding 6.43% from last month to 5,675 points. The financial and non-technology sectors, especially China plays, performed relatively well, gaining 1.79% and 0.97% from last month, respectively. However, the technology sector index tumbled 9.77% last month as the market anticipates more negative sales momentum in the coming months due to sluggish PC demand and strong NT Dollars. On the other hand, China plays led the rally, triggered by the more friendly talks between both sides.

     We believe the current correction creates an opportunity to accumulate good-performing technology shares, and also good-performing non-technology and financial shares. We increased our holdings in Hua-Nan Financial Holdings Company (2880) and China Steel (2002). We also increased the motherboard weightings, considering that the bad news has been priced in. However, we reduced the holdings of Accton (2345) and AU Optronics Corp. (2409) due to Accton’s loss of WLAN R&D staff and AUO’s declining sales momentum.

     Overall, the Fund has taken a more balanced investment strategy this month. We believe a more diversified portfolio will be the best vehicle to counter the uncertainty from technology sector earnings.

Total Fund Asset Allocation

	% of	% of
As of 05/31/02	Total Fund	TAIEX

Semiconductor	21.46	21.94
Electronics	19.63	17.16
PC & Peripherals	16.03	12.37
Banking	10.25	17.56
Telecommunication	8.63	7.33
Plastics	4.01	4.23
Auto	2.45	0.86
Textile	2.23	3.19
Rubber	1.94	0.60
Steel	1.46	2.08
Retail	0.96	0.85
*C. S. & Software	0.83	0.57
Chemical	0.44	1.27
Transportation	0	1.73
Electricals	0	1.22
Others	2.34	7.04
Total	92.66	100.00
Cash	7.34

Total Net Asset: US$216.14M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 05/31/02	% of Total Portfolio

Taiwan Semiconductor	9.13
United Micro Electronics	7.99
Chinatrust Financial Holdings	3.51
Benq	2.94
Quanta Computer	2.82
Nan Ya Plastics	2.64
Micro-Star International	2.72
Chunghwa Telecom	2.54
Realtek Semiconductor	2.51
Asustek Computer	2.42
Total	39.22

NAV: US$13.21	Price: US$12.00	Prem.: -9.16%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index

One Month	-5.57		-4.86
Fiscal Year to Date	22.86		27.37
One Year	7.39		11.82
Three Years	-9.39		-9.40
Five years	-8.69		-10.73
Ten Years	1.11	**	-0.83
Since Inception	10.98	**	11.92

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 04/30/02		As of 05/31/02

TAIEX	6,065.73		5,675.65
% change in NTD terms	-1.65		-6.43
% change in USD terms	-1.50	**	-4.86	**
NTD Daily avg. trading volume (In Billions)	117.90		65.22
USD Daily avg. trading volume (In Billions)	3.40		1.91
NTD Market Capitalization (In Billions)	11,224.17		10,650.21
USD Market Capitalization (In Billions)	323.28		311.50
FX Rate: (US$/NT$)	34.72		34.19

Taiwan’s Macro Economics Review

     In April, Taiwan’s export grew by 0.3%, while the industrial production grew by 4.5%. This is the first time for the two indicators to turn to positive territory since Jan 2001. The M1b grew by 19.29% in April and the appreciation of the NT dollar will strengthen the liquidity in the second half of this year.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.
Fund Manager: Vincent Lai

THE TAIWAN FUND, INC. REVIEW
June 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

The market remained weak for the past month, and the TWSE index fell 521 points in June, sliding 9.2% to 5,153 points. Technology shares were especially weak, due to the gloomy outlook for PC demand and strong NT Dollar, and the technology sector index plummeted 13.17%. However, the financial and non-technology sectors still performed relatively well, losing only 2.51% and 3.26%, respectively, in June.

General economic figures all point to a recovery in Taiwan as export orders grew 14.3% at USD 13.1 billion and the North American semiconductor equipment Book/Bill ratio reports 1.26 (up from 1.21 in April). The Central Bank cut the rediscount rate and foreign exchange reserve ratio to counter the anticipation of further NT Dollar appreciation against the US Dollar. This move will induce better liquidity, but on the other hand, this move also implies that the expected economic recovery will be a mild one.

The Fund continues to take a balanced investment strategy this month, however, we sped up the adjustment process. We underweighted the technology sector and increased both the non-technology sector’s (+3.37%) and the financial sector’s weightings (+7.92%). However, we still believe the index will gain support primarily due to a record low interest rate environment and improving economic figures.

Total Fund Asset Allocation

As of 06/30/02	% of	% of
	Total Fund	TAIEX
Banking	18.17	18.87
Electronics	17.05	15.63
Semiconductor	16.76	21.37
PC & Peripherals	13.88	12.00
Telecommunication	6.61	7.80
Plastics	4.92	4.40
Textile	2.48	3.36
Steel	2.25	2.35
Auto	1.48	1.07
Transportation	1.41	1.82
Rubber	1.14	0.63
*C. S. & Software	0.99	0.55
Retail	0.84	0.91
Chemical	0.83	1.32
Wire & Cable	0.82	1.02
Others	3.48	6.90
Total	93.11	100.00
Cash	6.89

Total Net Asset: US$196.42M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 06/30/02	% of Total Portfolio

Taiwan Semiconductor	8.86
United Micro Electronics	4.31
Chunghwa Telecom	3.78
Chinatrust Financial Holdings	3.41
Hon Hai Precision Industry	3.07
Mediatek Incorporation	2.42
Quanta Computer	2.42
Formosa Plastic	2.35
China Steel Common	2.10
Nan Ya Plastics	2.07
Total	34.79

NAV: US$12.00	Price: US$11.10	Prem.: -7.50%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-9.12		-7.61
Fiscal Year to Date	11.65		17.68
One Year	0.20		8.29
Three Years	-17.69		-16.34
Five years	-12.11		-13.91
Ten Years	0.29	**	-1.77
Since Inception	10.24	**	11.29

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 05/31/02		As of 06/28/02
TAIEX	5,675.65		5153.71
% change in NTD terms	-6.43		-9.20
% change in USD terms	-4.86	**	-7.61	**
NTD Daily avg. trading volume (In Billions)	65.22		66.64
USD Daily avg. trading volume (In Billions)	1.91		1.99
NTD Market Capitalization (In Billions)	10,650.21		9671.67
USD Market Capitalization (In Billions)	311.50		288.19
FX Rate: (US$/NT$)	34.19		33.56

Taiwan’s Macro Economics Review

     Taiwan’s leading indicator continued to rise to 103.8 in May, up 12.3% year-over-year, faster than April’s 10.3%. The improvement was across the board. The export, money supply, and industrial production were better in May. We consider that the recovery is still underway.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Fund Manager: Vincent Lai

THE TAIWAN FUND, INC. REVIEW
July 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The TAIEX sank 4% in July, marking a new low of 4,796 and finishing at 4,940 points. The technology sector and the banking sector were the keys to the decline. The technology sector was especially hit hard, falling 7% as there was increasing evidence that the much-anticipated seasonal demand would not materialize. Rising NT dollars vs. the US dollar also led to fears over the sector’s competitiveness and FX losses. At the same time, the banking sector declined 6.5% as investors dumped banking shares amid renewed talks over the number of banks’ bad loans. The best performer in July was the plastics sector, as the worldwide economic recovery continued to push up prices of raw materials.

     Our previous strategy to underweight the technology sector and to overweight the non-technology sector was correct. However, the Fund suffered from the banking sector’s weakness, as we did not expect the market to focus on such issues as bad loans at the current stage. Looking forward, we believe the banking sector will continue to decline as the government apparently has planned a new round of bank restructuring actions in the coming months. We will thus reduce the weighting of the banking sector by 3.35 percentage points.

     While the fundamentals of the technology sector remain unclear, we believe there will be opportunities for a rebound in August for selected technology companies. We have decided to bet on companies with sales momentum for the coming months. Nevertheless, we are still concerned about the technology sector’s low visibility and will continue to underweight the technology sector. We also made some adjustments in the material sector by taking profits in plastics stocks and increasing our investments in Cheng Shin Rubber (2105), which should continue to perform well in tandem with the growing China economy.

Total Fund Asset Allocation

As of 07/31/02	% of	% of
	Total Fund	TAIEX
Electronics	17.17	16.61
PC & Peripherals	15.44	12.93
Banking	14.82	18.27
Semiconductor	13.90	17.67
Telecommunication	6.46	7.70
Plastics	6.15	5.33
Textile	2.37	3.65
Steel	1.96	2.37
Auto	1.87	1.36
Transportation	1.53	1.96
Rubber	1.43	0.77
Cement	1.32	0.88
*C. S. & Software	1.15	0.61
Electricals	1.07	1.33
Chemical	0.93	1.45
Others	5.33	7.11
Total	92.90	100.00
Cash	7.10

Total Net Asset: US$192.29M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 07/31/02	% of Total Portfolio

Taiwan Semiconductor	6.97
Hon Hai Precision Industry	3.58
United Micro Electronics	3.53
Chunghwa Telecom Co., Ltd.	3.31
Chinatrust Financial Holdings	2.62
Formosa Plastic	2.55
Quanta Computer Inc.	2.35
Mediatek Incorporation	1.98
Asustek Computer Inc.	1.93
Nan Ya Plastic	1.93
Total	30.75

NAV: US$11.75	Price: US$9.83	Prem.: -16.34%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-2.11		-4.71
Fiscal Year to Date	9.30		12.14
One Year	8.08		16.86
Three Years	-14.88		-13.73
Five years	-13.82		-16.04
Ten Years	0.68	**	-1.17
Since Inception	10.03	**	10.88

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 06/28/02		As of 07/31/02
TAIEX	5153.71		4940.38
% change in NTD terms	-9.20		-4.14
% change in USD terms	-7.61	**	-4.71	**
NTD Daily avg. trading volume (In Billions)	66.64		69.00
USD Daily avg. trading volume (In Billions)	1.99		2.04
NTD Market Capitalization (In Billions)	9671.67		9272.03
USD Market Capitalization (In Billions)	288.19		174.65
FX Rate: (US$/NT$)	33.56		33.76

Taiwan’s Macro Economics Review

     Taiwan’s economic leading indicator continued its upward trend in June, rising to 104.0 from a revised May number of 103.8. The economic recovery appeared to be on track. However, weaknesses were found in a variety of areas, such as exports, M1B growth, average monthly hours in the manufacturing sector, and the TAIEX. The economic outlook, as a result, is turning negative even though the leading indicator was still on its way up.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
August 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel:(8862)2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The TAIEX continued to decline in August, losing 175 points (or 3.55%) to finish at 4,765 points. The TAIEX started the month with an unexpected political shock. Although the market soon rebounded in the aftermath of the political impact, more trouble in the technology sector forced the TAIEX into a decline the last week of the month. Nevertheless, the technology sector outperformed the index with a decline of 3%, as measured by the electronics index. The banking sector, on the other hand, also outperformed the index with the financial index posting a decline of 3.17%. Last month’s July’swinner, the plastics sector, became the loser in August with an over 4% decline.

     During the month, we made two minor changes in our portfolio to catch up with the market’s latest developments. Fubon Bank’s (2881) acquisition of Taipei Bank (2830), to the market’s surprise, revived investors’ sentiment for the banking sector. We revised our original expectation that the banking sector might be pressured by renewed bad loan concerns. As a result, we decided to increase our weighting in the banking sector by investing in Taipei Bank. However, we were still underweight on the banking sector. In addition, we reduced our weighting in the domestic sector and added to the technology sector to ride the sector’s momentum for the expected upcoming peak season for the rest of the year. These adjustments made reasonable contributions to the Fund, as we came out with a relatively better performance than the TAIEX.

     Although the technology sector will be challenged by a negative outlook in the coming months, we believe most of the bad news is reflected in the market. As a result, we decided to overweigh the technology sector and bet on fundamentally sound companies such as Hon Hai (2317), Microstar (2377), and Compal (2324). In the banking sector, we reduced our weighting in general, but concentrated on consumer banking by shifting investments from state-owned banks to new banks. Looking forward, the TAIEX may need to consolidate for a period of time, but valuation seems more and more attractive.

Total Fund Asset Allocation

As of 08/31/02	% of	% of
	Total Fund	TAIEX
Electronics	17.72	17.78
Semiconductor	16.34	17.74
PC & Peripherals	16.07	12.92
Banking	15.01	17.63
Telecommunication	6.85	8.79
Plastics	5.42	4.95
Rubber	3.15	0.80
Textile	3.03	3.44
Auto	1.60	1.30
Steel	1.50	2.33
Electricals	1.39	1.30
Chemical	1.26	1.40
Cement	1.20	0.74
*C. S. & Software	1.19	0.60
Transportation	1.15	1.73
Others	3.53	6.55
Total	96.41	100.00
Cash	3.59

Total Net Asset: US$185.06M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 08/31/02	% of Total Portfolio

Taiwan Semiconductor	9.11
United Micro Electronics	4.20
Hon Hai Precision Industry	3.88
Chunghwa Telecom	3.03
Formosa Plastic	2.67
Mediatek Incorporation	2.65
Cheng Shin Rubber	2.58
Quanta Computer Inc.	2.50
Chinatrust Financial Holdings	2.15
Nan Ya Plastic	2.02
Total	34.79

NAV: US$11.31	Price: US$9.27	Disc.: -18.04%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-3.76		-4.93
Fiscal Year to Date	5.19		6.61
One Year	5.19		6.61
Three Years	-19.04		-18.41
Five years	-15.06		-16.40
Ten Years	0.58	**	-1.21
Since Inception	9.71	**	10.46

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 07/31/02		As of 08/31/02

TAIEX	4940.38		4764.94
% change in NTD terms	-4.14		-3.55
% change in USD terms	-4.71	**	-4.93	**
NTD Daily avg. trading volume (In Billions)	69.00		62.01
USD Daily avg. trading volume (In Billions)	2.04		1.81
NTD Market Capitalization (In Billions)	9272.03		8993.12
USD Market Capitalization (In Billions)	274.65		262.57
FX Rate: (US$/NT$)	33.76		34.25

Taiwan’s Macro Economics Review

     As expected, Taiwan’s economic leading indicators are slowly reversing their direction. This time, the TAIEX was a good forecaster, as it topped off a few months earlier. As suggested by the market’s continued downtrend in August, we expect economic activities to show weaker signs in the fourth quarter. Therefore, the market should remain weak in the foreseeable future.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
September 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The Taiwan Fund outperformed the TAIEX by 78 basis points in NT dollar terms during September, primarily due to the continued support from our well-managed active portfolio. The TAIEX was down by 573 points in September, a 12% decline driven by increasing concerns about the strength of the global recovery. As the global demand outlook turned more negative, investors started to unwind their positions in commodity industries. September’s major loser was the material sector, with the plastic sector falling 16.5% and the textile sector down 16.2%. The technology sector performed slightly better than the market, declining 11.5% in September. The banking sector was also down by 11.4% during this period. Our active portfolio, on the other hand, again beat the TAIEX with a decline of 10.2% in September.

     Our overall view on the market’s long-term outlook remains positive. We believe valuations are approaching attractive levels, particularly in the technology sector. This is the reason why we are now overweight on the tech sector. Within the technology arena, however, there are still significant differences. We are increasing our weightings in the downstream segment while reducing our focus on the upstream segment. We continue to favor the communications industry where growth can be expected from the increasing adoption of broadband and wireless access. In addition, the notebook PC industry and the IC design industry are also our major bets. These areas of focus were in line with our investment themes in “outsourcing winner” and “new product” concepts. On the other hand, we are concerned about the oversupply conditions in the TFT-LCD industry as well as in the DRAM industry. Therefore, we reallocated some of our weighting in these two areas and shifted to telecom operators.

     In non-technology sectors, we reduced our weighting in the material sector to cope with recent change in its fundamental conditions. On the other hand, we put more weighting in the “China harvest” concept by adding investments in companies such as Giant (9921). Generally speaking, we made defensive moves in September, as the market’s sentiment is unlikely to improve in the near term. The tension in the Middle East is especially a big uncertainty to the market. Despite this, we continue to believe that the market is offering good entry points at current levels, and there is no need to be too pessimistic at this moment.

Total Fund Asset Allocation

As of 09/30/02	% of	% of
	Total Fund	TAIEX
Electronics	18.39	18.11
PC & Peripherals	15.76	13.10
Banking	15.01	17.99
Semiconductor	13.78	16.38
Telecommunication	9.93	9.95
Plastics	4.02	4.59
Textile	2.56	3.30
Rubber	2.27	0.75
Auto	1.94	1.36
Transportation	1.91	1.74
Steel	1.81	2.43
Chemical	1.68	1.37
Electricals	1.12	1.31
*C. S. & Software	0.85	0.60
Retail	0.60	0.92
Others	4.43	6.10
Total	96.06	100.00
Cash	3.94

Total Net Asset: US$161M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 09/30/02	% of Total Portfolio

Taiwan Semiconductor Mfg	8.63
Chunghwa Telecom Co., Ltd.	4.39
United Micro Electronics	3.61
Hon Hai Precision Industry	3.40
Quanta Computer Inc.	3.12
Mediatek Incorporation	3.05
Chinatrust Financial Holdings	2.06
Formosa Plastic	2.00
Asustek Computer Inc.	1.92
Nan Ya Plastic	1.85
Total	34.03

NAV: US$9.84	Price: US$7.97	Disc.: -19.00%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-13.00		-13.72
Fiscal Year to Date	-13.00		-13.72	**
One Year	10.89		14.04
Three Years	-21.14		-20.51
Five years	-15.07		-16.99
Ten Years	-0.63	**	-1.52
Since Inception	8.69	**	9.37

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 08/31/02	As of 09/30/02
TAIEX	4764.94	4191.81
% change in NTD terms	-3.55	-12.03
% change in USD terms	-4.93	-13.72
NTD Daily avg. trading volume (In Billions)	62.01	50.78
USD Daily avg. trading volume (In Billions)	1.81	1.45
NTD Market Capitalization (In Billions)	8993.12	7936.49
USD Market Capitalization (In Billions)	262.57	227.28
FX Rate: (US$/NT$)	34.25	34.92

Taiwan’s Macro Economics Review

     Taiwan’s leading indicator started to decline in August, taking a hit by weak measures in new orders, average hours in the manufacturing sector, M1B and stock market changes. Although export growth in August was strong, its strength is unlikely to sustain given weaker-than-expected external demand in the fourth quarter. In the next few months, economic figures are expected to remain weak. A bottoming process is likely to take hold until the global recovery regains its footage some time next year.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

THE TAIWAN FUND, INC. REVIEW
October 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The TAIEX rebounded sharply in October, registering a gain of 387 points to finish at 4,579. The Fund’s performance for the month was generally in line with the market, with a gain of 9.44% compared to the market’s return of 9.73% (both in US dollar terms).

     The winner in October was the non-tech sector, particularly industries tied to China. Behind the scene was the market’s increasing focus on the “China Harvest” concept, as well as heightened market expectations on a “direct link” between China and Taiwan, which was triggered by friendly talks from China’s deputy prime minister. The auto sector, led by Yulon Motor (2201), made a rally of 33.16% for the month (in NT dollar terms), as the booming auto market in China provides this sector with strong growth opportunities. The shipping sector, led by China Airline (2610), jumped 30.77% during the same period (in NT dollar terms), as investors bet on the promising outlook for the transportation industry, should a “direct link” take place. Other related stocks such as Cheng Shin Rubber (2105) and Giant (9921) also delivered hefty gains in October. Our strategy to focus on the “China Harvest” plays has paid off well.

     Looking ahead, the market is likely to consolidate upward on better confidence, though fundamental clues remain unseen. We continue to favor “China Harvest” plays and expect good performance from them in November. In addition, we increased our weighting in the steel industry on a rising trend of steel prices. While keeping a neutral to slightly overweight position in the technology sector, we reallocated some of our weighting from downstream to upstream, e.g. TFT-LCD and the Semiconductor industry. We believe most of the bad news is reflected in current stock prices. As expectations of a recovery in capital spending begin to kick in, such cyclical technology stocks should see more upside.

Total Fund Asset Allocation

As of 10/31/02	% of	% of
	Total Fund	TAIEX
Electronics	18.52	17.80
Banking	14.92	17.71
PC & Peripherals	14.32	12.64
Semiconductor	13.78	16.74
Telecommunication	9.15	9.25
Plastics	4.10	4.73
Textile	3.37	3.30
Auto	3.22	1.65
Steel	2.75	2.82
Transportation	2.47	2.08
Rubber	1.78	0.82
Chemical	1.69	1.38
Electricals	1.53	1.33
*C. S. & Software	0.86	0.58
Wire & Cable	0.53	0.84
Others	4.02	6.33
Total	97.01	100.00
Cash	2.99

Total Net Asset: US$176.19M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 10/31/02	% of Total Portfolio

Taiwan Semiconductor Mfg	8.58
Hon Hai Precision Industry	4.22
Chunghwa Telecom Co., Ltd.	3.93
United Micro Electronics	3.49
Mediatek Incorporation	3.19
Formosa Chemical & Fiber	2.17
China Steel Common	2.17
Chinatrust Financial Holdings	2.12
Formosa Plastics	2.09
Quanta Computer Inc.	2.08
Total	34.04

NAV: US$10.77	Price: US$9.17	Prem.: -14.86%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	9.44		9.73
Fiscal Year to Date	-4.79		-5.32	**
One Year	13.80		16.51
Three Years	-19.27		-18.44
Five years	-8.37		-11.03
Ten Years	0.22	**	-0.83
Since Inception	9.26	**	9.97

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 09/30/02	As of 10/31/02
TAIEX	4191.81	4579.14
% change in NTD terms	-12.03	9.24
% change in USD terms	-13.72	9.73
NTD Daily avg. trading volume (In Billions)	50.78	76.22
USD Daily avg. trading volume (In Billions)	1.45	2.19
NTD Market Capitalization (In Billions)	7936.49	9038.52
USD Market Capitalization (In Billions)	227.28	259.65
FX Rate: (US$/NT$)	34.92	34.76

Taiwan’s Macro Economics Review

     October’s strong rebound in the stock market did not fit well into the overall economic picture, which is painting a slowdown in the fourth quarter’s economic activities. However, the market should be a good indicator for the economy. The continued strength in the stock market, if any, could be a signal that Taiwan’s economic recovery might gradually resume in 2003. The leading indicator may consolidate, as opposed to trending downwards, in coming months.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
November 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     Though the Fund still ranked in the first quartile, we under-performed the TAIEX in November, mainly due to our lower weightings in traditional sectors. In U.S. dollar terms, the Fund’s return in November was 0.18%, compared to TAIEX return of 1.33%. In N.T. dollar terms, the Fund’s November return was 0.25% while the TAIEX’s was 1.48%.

     Fueled by expectations of a catch-up rally, most traditional sectors saw handsome gains in November. This was intensified by year-end window dressing activities among traditional sector leaders. The top gainer in November was the cement sector, which registered a 16% jump. Other leaders included the glass & ceramic sector, a 12% gain, and plastics, a 10% rise. As we chose not to participate in such short-term market swings, we were unable to outperform the TAIEX in November.

     For December, we think the material sector and the technology sector should have better chances to outperform the TAIEX, while the banking sector should be a laggard. Therefore, we have reduced our weighting in the banking sector and increased our weightings in both the material sector and the technology sector. The material sector is likely to benefit from increasing market expectation of supply tightness for next year, while the technology sector should rise on the back of a good shopping season as well as improving prospects of business spending for next year. The banking sector, on the other hand, should be relatively weak, as the government’s financial reform appears to have come under pressure amid recent political setbacks for the ruling DPP. At the stock level, we like Formosa Chemicals & Fiber (1433) and Taiwan Polypropylene (1311), for they are among the major beneficiaries in the material sector’s upcoming cycle. We also like LED plays such as Epistar (2448) and Everlight (2393), for their growing business related to backlights for color handsets, one of the hottest segments in the technology sector. In addition, we expect WLAN to be the major driver in the communications industry, and we like equipment makers such as Ambit (2386) and chipset providers such as Realtek (2379).

Total Fund Asset Allocation

As of 11/30/02	% of	% of
	Total Fund	TAIEX
Electronics	17.24	17.62
Semiconductor	14.55	17.02
Banking	14.23	17.59
PC & Peripherals	12.74	13.17
Telecommunication	9.43	8.07
Plastics	5.54	5.15
Textile	5.27	3.48
Steel	2.67	2.90
Transportation	2.09	1.99
Auto	1.87	1.67
Chemical	1.74	1.41
Electricals	1.60	1.37
Rubber	1.21	0.77
*C.S. & Software	0.79	0.56
Wire & Cable	0.54	0.87
Others	4.78	6.36
Total	96.29	100.00
Cash	3.71

Total Net Asset: US$176.51M (*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 11/30/02
% of Total Portfolio
Taiwan Semiconductor Mfg	9.29
Chunghwa Telecom	4.16
Formosa Chemical & Fiber	3.94
United Micro Electronics	3.53
Hon Hai Precision Industry	2.77
China Steel Common	2.17
Quanta Computer Inc.	1.97
Chinatrust Financial Holdings	1.87
Taipei Bank	1.87
Formosa Plastics	1.77
Total	33.34

NAV: US$10.79	Price: US$9.19	Prem.: -14.83%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	0.18		1.33
Fiscal Year to Date	-4.62		-4.06	**
One Year	-2.82		3.59
Three Years	-19.49		-18.19
Five years	-8.84		-11.19
Ten Years	0.25	**	-0.78
Since Inception	9.22	**	10.00

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 10/31/02	As of 11/30/02

TAIEX	4579.14	4646.69
% change in NTD terms	9.24	1.48
% change in USD terms	9.73	1.33
NTD Daily avg. trading volume (In Billions)	76.22	88.59
USD Daily avg. trading volume (In Billions)	2.19	2.54
NTD Market Capitalization (In Billions)	9038.52	9317.52
USD Market Capitalization (In Billions)	259.65	267.65
FX Rate: (US$/NT$)	34.76	34.81

Taiwan’s Macro Economics Review

Source: DATASTREAM

     Taiwan’s export growth peaked in September, following the apparent softness in U.S. inventories. However, it seems that weakness in export growth may be short-lived, as U.S. inventory adjustment may end sooner than expected after recent strong spending data. We are likely to see a rebound in export growth early next year, which should be good for the stock market going forward.

*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.
Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
December 2002

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The Fund closed the year 2002 with a better performance ranking for the final quarter. On a quarterly basis, the Fund outperformed its peers for the fourth quarter of 2002, lifting the Fund’s ranking to the No.1 position from the No.2 position for the third quarter. Our consistent performance was the reason for the advance, and we will continue to strive for better performance in the future.

     In December, the Fund performed in line with the benchmark. In U.S. dollar terms, the Fund had a return of –4.26% in December, compared to the TAIEX’s return of –4.02%. December’s winners were all in non-technology sectors, such as transportation, paper & pulp, automobile, glass & ceramics, finance and cement. The electronics sector was the biggest loser, with a 10.85% drop that dragged down the TAIEX. The banking sector’s strong gain, 6.5% in December, was the major force that contained our performance in December, as we were underweight in the banking sector. A correction at the end of December for the plastics sector also hurt the Fund, as we were overweight in the plastics sector. The technology sector performed poorly and was another factor for the Fund’s below-expected performance, although we remained underweight in this sector during December.

     The plastics sector will be our focus for January. We like the sector’s favorable price trend amid increasing expectations of a demand surge after the lunar New Year. We are also somewhat positive on the technology sector, but our tone remains cautious. For now, we will stay with more visible areas, such as communications, software and DSC-related shares. On the other hand, we will increase our weighting in banks, but will still stay underweight in this sector. The resilient banking sector surprised us in December, and we believe that the government should continue to boost this sector through more initiatives. We are also holding a positive view on both the shipping sector and China Harvest shares. The shipping sector should benefit from low valuation and an optimistic pricing outlook, while China Harvest shares should continue to attract investors with strong fundamental support.

Total Fund Sector Allocation

As of 12/31/02	% of	% of
	Total Fund	TAIEX
Semiconductor	19.43	20.73
Banking	16.50	18.87
PC & Peripherals	14.17	14.79
Telecommunication	8.18	8.63
Electronics	6.12	8.32
Textile	5.92	3.76
Plastics	5.91	5.42
Steel	2.76	2.99
Transportation	2.50	2.46
Auto	2.27	1.95
Electricals	2.10	1.48
Chemical	1.47	1.49
*C.S. & Software	1.35	0.52
Rubber	1.30	0.82
Wire & Cable	0.56	0.90
Others	5.20	6.87
Total	95.74	100.00
Cash	4.26
Tech	49.25	52.99
Non-Tech	29.99	28.14
Financial	16.50	18.87

Total Net Asset: US$169.09M (*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 12/31/02
% of Total Portfolio
Taiwan Semiconductor	8.11
Formosa Chemical & Fiber	4.53
Chunghwa Telecom Co., Ltd.	3.41
United Micro Electronics	3.03
Chinatrust Financial Holdings	2.64
Hon Hai Precision Industry	2.42
Fubon Financial Holdings	2.27
Cathay Financial Holdings	2.25
China Steel Common	2.17
Mediatek Incorporation	2.08
Total	32.91

NAV: US$10.33	Price: US$8.80	Prem.: -14.81%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-4.20		-4.02
Fiscal Year to Date	-8.63		-7.92	**
One Year	-23.23		-19.23
Three Years	-23.45		-21.83
Five years	-10.63		-12.57
Ten Years	-0.05	**	-0.36
Since Inception	8.88	**	9.67

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 11/30/02	As of 12/31/02
TAIEX	4646.69	4452.45
% change in NTD terms	1.48	-4.18
% change in USD terms	1.33	-4.02
NTD Daily avg. trading volume (In Billions)	88.59	71.69
USD Daily avg. trading volume (In Billions)	2.54	2.06
NTD Market Capitalization (In Billions)	9317.52	8912.16
USD Market Capitalization (In Billions)	267.65	256.44
FX Rate: (US$/NT$)	34.81	34.75

Taiwan’s Macro Economics Review

Source: DATASTREAM

     The strong U.S. ISM number in December, particularly in the new order index, provided much needed confidence to market’s expectation of a continued economic recovery. However, weak readings in consumer confidence and job report did not blend in well to the whole picture. Although we are still positive on market’s outlook, our tone remains cautious, as the up trend has not been confirmed from an economic perspective.

*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.
Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
January 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The Fund has undergone a notable transformation in January, as we started the year 2003 by streamlining our portfolio with enhanced investment concentration. By focusing our hedges in selected investment sectors, we believe the Fund should have better performance going forward than it has in the past. In January, the Fund returned 8.65% in U.S. dollar terms, compared to the TAIEX’s return of 12.94%. The difference was unsatisfactory compared to the Fund’s previous track records, but we are still the best performing fund among our peers for the last three months.

     In February, a principal uncertainty in the market is the pending issue of Iraq. Although the market should have factored the potential impact of a war into fundamentals, the overhang of such uncertainties may continue to discourage investors. Weak market sentiments have already led to a large correction in non-technology sectors. While further deterioration in sentiment is likely, we believe the downside risks are quite limited. We are still overweight in non-technology sectors, which should consolidate after recent corrections. On the other hand, we will increase the financial sector weighting to cope with the increasing risk of geopolitical uncertainties. Our longer-term investment view is still positive, as we believe non-technology sectors should continue to benefit from rising demand in China. The technology sector, in addition, should finally find its ground in the second quarter and revive from its multi-year downward trend. As the economy recovers, the financial sector is also likely to witness a stronger performance.

Total Fund Sector Allocation

As of 01/31/03	% of	% of
	Total Fund	TAIEX
Semiconductor	17.00	19.26
Banking	16.53	20.85
Plastics	13.19	7.15
PC & Peripherals	12.11	13.79
Telecommunication	8.27	8.12
Transportation	5.21	2.44
Electronics	4.50	7.82
Auto	3.39	1.88
Steel	2.71	3.58
Rubber	2.34	0.85
Textile	2.02	2.19
Paper & Pulp	1.65	0.57
*C.S. & Software	1.24	0.53
Electricals	1.01	1.42
Chemical	1.00	1.57
Others	3.94	7.98
Total	96.11	100.00
Cash	3.89
Tech	43.12	49.52
Non-Tech	36.46	29.63
Financial	16.53	20.85

Total Net Asset: US$183.72M (*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 01/31/03
% of Total Portfolio
Taiwan Semiconductor	8.62
Formosa Chemicals	6.49
Cathay Financial Holdings	4.89
Chunghwa Telecom	3.32
Yangming Marine Transport	3.13
United Micro Electronics	2.96
Hon Hai Precision Industry	2.88
Formosa Plastics	2.32
China Steel Common	2.30
Hua Nan Financial Holdings	2.29
Total	39.20

NAV: US$11.23	Price: US$9.31	Prem.: -17.10%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index

One Month	8.65		12.94
Fiscal Year to Date	-0.72		4.00	**
One Year	-20.16		-13.81
Three Years	-24.59		-23.04
Five years	-8.07		-9.65
Ten Years	0.86	**	0.89
Since Inception	9.39	**	10.45

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 12/31/02	As of 01/28/03
TAIEX	4452.45	5015.16
% change in NTD terms	-4.18	12.64
% change in USD terms	-4.02	12.94
NTD Daily avg. trading volume (In Billions)	71.69	111.05
USD Daily avg. trading volume (In Billions)	2.06	3.20
NTD Market Capitalization (In Billions)	8912.16	10168.92
USD Market Capitalization (In Billions)	256.44	293.39
FX Rate: (US$/NT$)	34.75	34.66

Taiwan’s Macro Economics Review

Source: HSBC AMTW

     Taiwan’s exports growth should see a pick up in January, as U.S. inventory trends have remained positive for Taiwan’s exports. However, as we pointed out last month, the sustainability of a recovery is still in doubt, especially when a war is on the horizon. Conservatism on the part of consumers as well as businesses could continue to dampen demand growth, prolonging the recovery process until confidence returns.

*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.
Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
February 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The TAIEX lost substantially all of its January gains, posting a return of –11.62% in February (in NT$ terms). The technology sector was February’s winner, while non-technology sectors and the finance sector were losers. The Fund performed in line with the market in February. While our overweight position in non-technology sectors (in commodity areas such as plastics, textile, chemical, and paper & pulp) did not yield satisfactory results, our underweight position in the finance sector helped sustain the Fund’s performance. Stronger performance of our hedges in the technology sector, such as TFT-LCD and digital camera related stocks, also benefited the Fund.

     We will continue to favor non-technology sectors in March. After significant corrections in February, non-technology sectors are looking attractive again, given their continued fundamental support. In particular, we will increase our weightings in auto-related stocks under the China Harvest theme. We believe consolidations in such areas are about to come to an end, and that better performance can be expected.

     The investment outlook for March is not very favorable. The expectation of a war is likely to cause investors to be more cautious and may bring more selling pressure to the market. However, we see current market weakness as a great opportunity for investors. A relief rally could be strong following the war. In our view, the fundamental economic situation is not as bad as investors currently perceive it to be.

Total Fund Sector Allocation

As of 02/28/03	% of	% of
	Total Fund	TAIEX
Semiconductor	16.56	19.63
Banking	15.72	19.32
PC & Peripherals	12.10	14.32
Electronics	9.80	8.42
Plastics	8.48	7.18
Telecommunication	7.63	8.33
Transportation	5.03	2.54
Steel	3.04	3.51
Textile	2.23	2.02
Chemical	2.01	1.53
Paper & Pulp	1.91	0.54
Auto	1.90	1.92
Electricals	1.51	1.47
Rubber	0.99	0.86
Wire & Cable	0.81	1.02
Others	5.32	7.39
Total	95.04	100.00
Cash	4.96
Tech	46.53	51.23
Non-Tech	37.75	29.45
Financial	15.72	19.32

Total Net Asset: US$161.54M

Top 10 Holdings of Total Fund Portfolio

As of 02/28/03
% of Total Portfolio
Taiwan Semiconductor	6.78
Cathay Financial Holdings	3.62
Chunghwa Telecom Co., Ltd.	3.46
United Micro Electronics	3.17
AU Optronics Corp.	3.06
Yangming Marine Transport	3.01
Formosa Chemicals	2.51
Formosa Plastics	2.48
Hon Hai Precision Industry	2.28
China Steel Common	2.10
Total	32.47

NAV: US$9.87	Price: US$8.38	Prem.: -15.10%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-12.07		-11.84
Fiscal Year to Date	-12.71		-8.31	**
One Year	-28.14		-21.36
Three Years	-26.99		-25.36
Five years	-13.50		-15.06
Ten Years	-0.90	**	-2.82
Since Inception	8.48	**	9.53

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 01/28/03	As of 02/28/03

TAIEX	5015.16	4432.46
% change in NTD terms	12.64	-11.62
% change in USD terms	12.94	-11.84
NTD Daily avg. trading volume (In Billions)	111.05	60.52
USD Daily avg. trading volume (In Billions)	3.20	1.74
NTD Market Capitalization (In Billions)	10168.92	9010.34
USD Market Capitalization (In Billions)	293.39	259.32
FX Rate: (US$/NT$)	34.66	34.75

Taiwan’s Macro Economics Review

Source: HSBC AMTW

     The ISM Inventory Index weakened in February, indicating rising pessimism in the U.S. economy before a war. It is becoming clear that Taiwan’s export growth is about to be negatively affected by a renewed trend of inventory adjustment on the part of the U.S. The key factor for economic recovery continues to depend on the return of confidence, which in turn, depends on the progress of war.

*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.
Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
March 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     News of the development of the war in Iraq and the outbreak of SARS led to market volatility in March. The Fund’s performance paralleled the market, yielding a return of –2.70%. The Auto sector was the chief performing industry in March posting a return of 4.45%, while the Paper & Pulp and the Steel sectors both posted negative returns exceeding 10%.

     In the past two months, market performance did not appear to follow any particular investment trend, as the varied economic outlook set the stage for sector rotation performance in the market. The global economy appears to be slowing down as evidenced by weakened consumer confidence and manufacturing activities. While the uncertainty of war added significantly to the slowdown in the market, it has also led to a hope that a quick recovery in the market would follow soon after the war ended. We expect the market to remain somewhat tentative until there is a clearer indication of whether a full economic recovery is on the horizon.

     We believe the current market consolidation offers good opportunities for stronger performance in the later part of this year. We will continue to follow our investment strategy of focusing our hedges in selected investment sectors including growth areas related to China. Our plan is to accumulate holdings in well-managed, industry leading firms in both the technology and non-technology sectors. Although current visibility is low for the market, we believe a second-half economy recovery should be increasingly factored into the market, bringing handsome returns for investors.

Total Fund Sector Allocation

As of 03/31/03	% of	% of
	Total Fund	TAIEX
Semiconductor	16.87	19.36
Banking	15.62	19.14
PC & Peripherals	12.85	14.90
Plastics	8.82	7.37
Electronics	8.61	7.87
Telecommunication	7.76	8.90
Transportation	4.98	2.45
Steel	2.75	3.23
Textile	2.12	2.04
Auto	2.04	2.06
Chemical	2.02	1.60
Rubber	1.79	0.91
Electricals	1.60	1.50
Paper & Pulp	1.57	0.50
Construction	0.74	0.74
Others	5.06	7.43
Total	95.20	100.00
Cash	4.80
Tech	46.52	51.54
Non-Tech	37.86	29.32
Financial	15.62	19.14

Total Net Asset: US$157.18M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 03/31/03
% of Total Portfolio
Taiwan Semiconductor	7.11
Cathay Financial Holdings	3.81
Chunghwa Telecom Co., Ltd.	3.66
United Micro Electronics	3.29
Formosa Chemicals	2.73
Formosa Plastics	2.71
Yangming Marine Transport	2.70
AU Optronics Corp.	2.46
Hon Hai Precision Industry	2.23
Chinatrust Financial Holdings	1.98
Total	32.68

NAV: US$9.60 No. of Shares: 16.4M	Price: US$8.26	Prem.: -13.96%

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-2.70		-2.52
Fiscal Year to Date	-15.06		-10.62	**
One Year	-33.36		-29.90
Three Years	-29.54		-27.27
Five years	-13.33		-14.78
Ten Years	-1.46	**	-3.88
Since Inception	8.25	**	9.31

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 02/28/03	As of 03/31/03
TAIEX	4432.46	4321.22
% change in NTD terms	-11.62	-2.51
% change in USD terms	-11.84	-2.52
NTD Daily avg. trading volume (In Billions)	60.52	45.65
USD Daily avg. trading volume (In Billions)	1.74	1.31
NTD Market Capitalization (In Billions)	9010.34	8798.31
USD Market Capitalization (In Billions)	259.32	253.19
FX Rate: (US$/NT$)	34.75	34.75

Taiwan’s Macro Economics Review

Source: HSBC AMTW

     U.S. inventory adjustments have started in March, and the resulting slowdown in Taiwan’s exports should be seen in the second quarter. With weakening economic data to come, the market is unlikely to stage a meaningful upturn in the near-term future.

*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.
Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
April 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The decline in market activity in April was a result of investors selling stocks in anticipation of a regional economic slowdown from the spread of SARS. With the exception of the technology sector, all other sectors fell in April with intensive sell-offs following news of the outbreak of SARS. In NT dollar terms, non-technology sectors collectively declined by 7.22%, as compared to a 1.00% decline for the technology sector. During this period, the non-technology sectors performed poorly adversely affecting the Fund’s performance, as we were overweight in this sector. In NT dollar terms, the Fund’s net asset value fell by 4.42%, compared to the decline of 4.01% for the TAIEX. One of the Fund’s focus areas, China-related stocks, was hit hard as a result of increasing concerns over China’s ability to control the spread of the deadly virus. In China, the auto sector fell 12.94% while the transportation sector fell 7.24% as investors feared that the virus would cause a decrease in domestic demand and plant shutdowns in China.

     We believe that the market overreacted to the SARS outbreak and we see good buying opportunities for our long-term investment strategies. The fear concerning the spread of SARS should decrease over the next few months as the number of new cases drops due to increased safety precautions. As was the case in Canada and Hong Kong, the economies in China and Taiwan should gradually recover from outbreak of the disease and return to normal. In short, we believe that SARS is only a temporary setback to regional economies. More importantly, the economy in China will gradually return to its long-term growth pattern. We will therefore stay on the buy side for China-related shares which look attractive, such as China Motor (2204) or TYC (1522).

     We are also looking to accumulate technology stocks to achieve a better than neutral position. Although the expected late-year IT recovery has yet to occur, technology stocks are worth the investment on the basis of their attractive valuations and improving outlook. The recent positive earnings results from U.S. corporations is the major reason for our increasing optimism, as capital spending is likely to increase after corporate profits recover. On the other hand, we will reduce our weighting in the finance sector in the near-term future as financial stocks have become less attractive compared to other sectors.

Total Fund Sector Allocation

As of 04/30/03	% of	% of
	Total Fund	TAIEX
Semiconductor	20.07	21.66
PC & Peripherals	14.64	14.81
Banking	14.09	19.23
Plastics	8.48	7.07
Electronics	8.42	7.88
Telecommunication	7.50	8.43
Transportation	4.63	2.37
Steel	2.33	3.18
Chemical	1.93	1.52
Auto	1.86	1.87
Textile	1.75	1.83
Rubber	1.58	0.82
Electricals	1.53	1.44
Paper & Pulp	1.16	0.45
Wire & Cable	0.68	0.83
Others	4.70	6.61
Total	95.35	100.00
Cash	4.65
Tech	51.09	53.29
Non-Tech	34.82	27.48
Financial	14.09	19.23

Total Net Asset: US$149.85M

Top 10 Holdings of Total Fund Portfolio

As of 04/30/03	% of Total Portfolio

Taiwan Semiconductor	8.41
Chunghwa Telecom Co. Ltd	3.65
United Micro Electronics	3.57
Formosa Plastic	2.70
Formosa Chemical & Fiber	2.63
Cathay Financial Holding Co. Ltd	2.48
AU Optronics Corp.	2.37
Yang Ming Marine Transport	2.37
Hon Hai Precision Industry	2.30
Chinatrust Financial Holdings	2.05
Total	32.53

NAV: US$9.16	Price: US$7.93	Prem.: -13.43%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-4.66		-4.28
Fiscal Year to Date	-19.02		-14.45	**
One Year	-34.53		-31.87
Three Years	-27.70		-25.38
Five years	-12.71		-13.92
Ten Years	-1.82	**	-3.84
Since Inception	7.89	**	8.97

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 03/31/03	As of 04/30/03
TAIEX	4321.22	4148.07
% change in NTD terms	-2.51	-4.01
% change in USD terms	-2.52	-4.28
NTD Daily avg. trading volume (In Billions)	45.65	53.52
USD Daily avg. trading volume (In Billions)	1.31	1.54
NTD Market Capitalization (In Billions)	8798.31	8452.98
USD Market Capitalization (In Billions)	253.19	242.56
FX Rate: (US$/NT$)	34.75	34.85

Taiwan’s Macro Economics Review

     Source: HSBC AMTW

     The post-war demand increase in the U.S. is likely to cause inventory levels to bottom out in the next few months. As a result, Taiwan’s exports may gather steam in the third quarter. The market should have a good rally ahead of this third quarter export momentum, from economic standpoints.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
May 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     In May, the Fund returned 10.43% in US dollar terms, outperforming the TAIEX. During the month, the market went through a post-SARS rally, as China-related shares and technology stocks rebounded. The Fund’s performance was largely driven by handsome gains in the plastics sector, the auto sector, the transportation sector and the electronics sector, where we had focused our investments in May.

     While we continue to concentrate on non-technology sectors, especially including China Harvest stocks, our current strategy is to maintain a better balance between the technology and non-technology sectors and withdraw from the finance sector. The technology sector has gradually built up momentum as data suggests that post-SARS demand in China is increasing, while demand in the United States appears ready for improvement in the third quarter. Moreover, while Taiwan technology stocks have lagged behind their global peers, we expect there is potential for recovery. We believe that China Harvest still has attractive long-term growth potential. Our outlook for China’s economy is positive, and should only improve as the RMB depreciates in line with the US dollar. The depreciating US dollar and the resultant weaker RMB only strengthens China’s status as a leading world producer. For these reasons, the Chinese economy should see better export growth and sustained economic progresses in the foreseeable future.

     The plastics sector should also witness improvements as spot prices of various materials appear to have bottomed out and inventory build-up buying has emerged in China. From our perspective, plastics producers have seen the worst in May, and we believe that their profit spreads should improve in the coming months. As the recovery continues, we anticipate that the plastics sector will stage a strong rally in 2004. As a result, we expect the plastics sector to outperform the market in the foreseeable future. The finance sector, on the other hand, is expected to underperform the market in the future.

Total Fund Sector Allocation

As of 05/31/03	% of	% of
	Total Fund	TAIEX
Semiconductor	20.67	21.94
PC & Peripherals	17.15	15.01
Banking	11.46	18.63
Plastics	7.93	7.28
Telecommunication	7.43	7.79
Electronics	7.40	8.19
Transportation	3.81	2.51
Electricals	3.74	1.48
Auto	3.08	1.88
Steel	2.55	3.09
Rubber	1.90	0.87
Textile	1.83	1.93
Chemical	0.97	1.50
Wire & Cable	0.81	0.77
Cement	0.56	0.85
Others	4.78	6.28
Total	96.07	100.00
Cash	3.93
Tech	53.05	53.45
Non-Tech	35.49	27.92
Financial	11.46	18.63

Total Net Asset: US$165.49M

Top 10 Holdings of Total Fund Portfolio

As of 05/31/03	% of Total Portfolio

Taiwan Semiconductor	8.57
Chunghwa Telecom Co. Ltd	3.21
Mediatek Incorporation	2.90
Quanta Computer	2.87
Asustek Computer Inc	2.83
Compal Electronic	2.58
China Motor Co. Ltd	2.58
Nan Ya Plastic	2.30
Formosa Chemical & Fiber	2.28
Micro-Star International	2.17
Total	32.29

NAV: US$10.11	Price: US$8.85	Disc.: -12.46%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	10.43		10.27
Fiscal Year to Date	-10.58		-5.67	**
One Year	-23.44		-21.04
Three Years	-25.52		-23.23
Five years	-9.39		-10.83
Ten Years	-0.73	**	-2.18
Since Inception	8.50	**	9.57

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 04/30/03	As of 05/30/03
TAIEX	4148.07	4555.90
% change in NTD terms	-4.01	9.83
% change in USD terms	-4.28	10.27
NTD Daily avg. trading volume (In Billions)	53.52	47.15
USD Daily avg. trading volume (In Billions)	1.54	1.36
NTD Market Capitalization (In Billions)	8452.98	9270.84
USD Market Capitalization (In Billions)	242.56	267.08
FX Rate: (US$/NT$)	34.85	34.71

Taiwan’s Macro Economics Review

     Source: HSBC AMTW

     As expected, the US economy is gaining momentum after the war with the help of improving confidence. The ISM inventory index has recovered in May and our expectation of rebounding export growth is set to materialize. The stock market should have more positive news on the economic front to support its continued rally in June.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
June 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The TAIEX rallied in June, driven by continued momentum in the technology sector. In US dollar terms, the TAIEX moved up 7.25% in June while the Fund posted a return of 6.03%. Although our investments in the technology sector performed well, our other investment focuses, particularly China Harvest stocks, performed poorly in June. For example, the auto sector only returned 2.37% in NT dollar terms. Nevertheless, we are still confident that the investments in China Harvest stocks and returns from such investments should gradually catch up and help us outperform our long-term benchmark.

     For July, we still maintain a positive outlook on the market although increased volatility is expected in response to recent strong advances. We will slightly increase our weighting in the technology sector in anticipation of the traditional hot season for this sector. On the other hand, we will trim our weighting in the materials sector where we expect to see relatively weaker performance.

     A legislative referendum that may trigger sensitive issues such as a vote on independence is likely to be a political concern for the market in July. The outcome of the referendum is likely to affect the election strategy of the ruling party and, as a corollary, the market. As we move into the third quarter during which unofficial election campaigns are expected to be launched, we predict that the market will be increasingly affected by the political climate. It is important for us to follow and evaluate such events, as our investments in China Harvest stocks are strongly correlated to these political outcomes.

Total Fund Sector Allocation

As of 06/30/03	% of	% of
	Total Fund	TAIEX
Semiconductor	21.08	22.00
PC & Peripherals	17.67	15.37
Banking	11.32	18.19
Electronics	7.88	9.08
Plastics	7.87	7.11
Telecommunication	6.91	7.47
Transportation	3.79	2.40
Electricals	3.47	1.38
Auto	2.97	1.79
Steel	2.92	3.47
Textile	1.76	1.91
Rubber	1.70	0.80
Chemical	0.90	1.43
Wire & Cable	0.74	0.71
Cement	0.51	0.78
Others	4.53	6.11
Total	96.02	100.00
Cash	3.98
Tech	53.95	54.46
Non-Tech	34.73	27.35
Financial	11.32	18.19

Total Net Asset: US$175.47M

Top 10 Holdings of Total Fund Portfolio

As of 06/30/03	% of Total Portfolio

Taiwan Semiconductor	8.65
Chunghwa Telecom	3.12
Mediatek Incorporation	3.09
Asustek Computer Inc	2.90
Compal Electronic	2.85
Quanta Computer	2.80
China Motor	2.50
China Steel Common	2.31
Nan Ya Plastic	2.26
AU Optronics Corp	2.26
Total	32.74

NAV: US$10.72	Price: US$9.16	Prem.: -14.55%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	6.03		7.25
Fiscal Year to Date	-5.18		1.17	**
One Year	-10.67		-8.34
Three Years	-22.63		-19.36
Five years	-6.94		-8.52
Ten Years	0.47	**	-0.72
Since Inception	8.85	**	9.99

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 05/30/03	As of 06/30/03
TAIEX	4555.90	4872.15
% change in NTD terms	9.83	6.94
% change in USD terms	10.27	7.25
NTD Daily avg. trading volume (In Billions)	47.15	101.29
USD Daily avg. trading volume (In Billions)	1.36	2.93
NTD Market Capitalization (In Billions)	9270.84	9943.83
USD Market Capitalization (In Billions)	267.08	287.29
FX Rate: (US$/NT$)	34.71	34.61

Taiwan’s Macro Economics Review

     Source: HSBC AMTW

     The ISM inventory index failed to increase as expected in June. However, we view this as a temporary pullback with an expected increase to be seen in July. If the up trend does not materialize in July, we should be more cautious about economic recovery, which may not be as strong as we expected.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell, or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Fund Manager: Vincent Lai
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
July 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The Fund posted strong returns in July as our major investments rallied on the basis of rising optimism on their outlook. Driven by gains in both our technology and non-technology holdings, the Fund returned 11.85 percent and managed to outperform the benchmark by 2.07 percentage points in U.S. dollar terms during July. For our active portfolio, we outperformed the benchmark by 5.5 percentage points in NT dollar terms. Within the technology sector, PC-related shares performed well due to increasing demand for notebook PCs. In our non-technology sectors, China Harvest shares advanced as investors took into account the positive impact of potential RMB appreciation. The Fund’s performance came directly from our overweight positions within the technology and non-technology sectors. The worst performing sector in July was the finance sector, declining 2.19 percent in NT dollar terms. In hindsight, our decision to stay away from the finance sector was correct.

     Looking forward, we plan to keep a balanced portfolio of both technology and non-technology stocks as we feel both areas offer attractive investment opportunities. In August, however, we will make minor adjustments to our holdings. After reaping significant profits on PC-related shares, we will also focus on communications-related shares, which we predict will catch up with the improved performance of the PC industry. On the other hand, we also plan on accumulating financial sector shares, which tend to generally perform well in the fourth quarter, and trimming our position in the shipping sector, where share prices reflect most of their strong fundamentals in the third quarter.

     While we maintain a positive view of the market’s long-term outlook, we expect a period of share price consolidation in August based on the significant returns that we have seen in the last three months. Looking at the market as a whole, we will need more evidence, particularly with regard to job stability, in order to justify current market valuation, which is built on the expectation of a strong recovery in the second half of the year.

Total Fund Sector Allocation

As of 07/31/03	% of	% of
	Total Fund	TAIEX
Semiconductor	20.95	22.89
PC & Peripherals	17.63	16.65
Electronics	10.33	9.77
Banking	9.88	16.53
Plastics	7.47	6.96
Telecommunication	6.41	6.69
Electricals	3.78	1.37
Transportation	3.66	2.36
Steel	3.05	3.22
Auto	2.87	1.72
Textile	1.70	1.83
Rubber	1.21	0.81
Chemical	1.00	1.38
Wire & Cable	0.64	0.76
Cement	0.53	0.76
Others	4.67	6.31
Total	95.78	100.00
Cash	4.22
Tech	55.68	56.53
Non-Tech	30.22	26.94
Financial	9.88	16.53

Total Net Asset: US$196.27M

Top 10 Holdings of Total Fund Portfolio

As of 07/31/03	% of Total Portfolio

Taiwan Semiconductor	8.70
Mediatek Incorporation	3.29
Compal Electronic	3.12
Quanta Computer	2.91
AU Optronics Corp	2.85
Asustek Computer Inc	2.75
Chunghwa Telecom	2.55
China Motor	2.45
Nan Ya Plastic	2.22
Formosa Chemical & Fiber	2.21
Total	33.05

NAV: US$11.99	Price: US$10.64	Prem.: -11.26%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	11.85		9.78
Fiscal Year to Date	6.06		11.06	**
One Year	2.07		5.59
Three Years	-19.03		-16.05
Five years	-5.91		-7.05
Ten Years	1.81	**	0.50
Since Inception	9.53	**	10.55

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 06/30/03	As of 07/31/03
TAIEX	4872.15	5318.34
% change in NTD terms	6.94	9.16
% change in USD terms	7.25	9.78
NTD Daily avg. trading volume (In Billions)	101.29	128.51
USD Daily avg. trading volume (In Billions)	2.93	3.73
NTD Market Capitalization (In Billions)	9943.83	10910.94
USD Market Capitalization (In Billions)	287.29	317.02
FX Rate: (US$/NT$)	34.61	34.42

Taiwan’s Macro Economics Review

     Source: HSBC AMTW

     The ISM inventory index finally met our expectations with an up-tick in July. US manufacturers seemed to regain confidence and started to prepare inventories for the anticipated future demand. Taiwanese manufacturers, as a result, are picking up outsourcing orders. Strong revenue momentum in the third quarter may carry into the fourth quarter, which is a key to further gains for the equity market.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800) 636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Fund Manager: Alan Huang
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
August 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     Performing in-line with the market in August, the Fund posted a return in U.S. dollar terms of 6.91% compared to the TAIEX return of 7.02% in U.S. dollar terms. The technology sector, in which the Fund invested, showed continued momentum, as the sector outperformed the TAIEX for the seventh consecutive month showing returns of 6.81% in NT dollar terms. Our exposures in areas such as TFT-LCD (thin film transistor-liquid crystal display), handset, DSC (digital still camera), IC (integrated circuit) design, and foundry (IC Manufacturer) performed particularly strong, while the momentum of the Fund’s holdings in PC related shares declined. In non-technology sectors, our investments in the auto sector performed poorly, thus adversely affecting the Fund’s performance, as the sector fell 6.95% in NT dollar terms for the month. However, our investments in commodity sectors including steel and plastics out performed the TAIEX. The finance sector, where we have maintained an underweight position, maintains a strong performance in August with a return of 8.60% in NT dollar terms. It was the first month since April that the finance sector outperformed the TAIEX.

     Our market outlook for the remainder of the year remains positive. Strong liquidity and the improving economy should continue to drive the market upwards. However, we will continue to adjust our investment focus to adapt to emerging trends in the market. First and foremost, we plan to reduce our overweight position in the auto sector. Although our long-term outlook for the auto sector remains positive due to its exposure in China, we believe the sector’s mid-term outlook is not as positive based on China’s recent measures to slow down the country’s fast growing economy. Second, we will increase our position in the finance sector, which generally tends to outperform the market in the fourth quarter. The finance sector is expected to be a major beneficiary of the accelerating economy, which is expected to continue as indicated by improving leading indicators in May. Within the technology sector, we are shifting our investments to upstream industries such as IC packaging and communications IC, whose outlook appears positive based on a rising demand for high-end handsets and wireless broadband communications.

Total Fund Sector Allocation

As of 08/31/03	% of	% of
	Total Fund	TAIEX
Semiconductor	20.71	24.04
PC & Peripherals	16.48	16.26
Electronics	11.88	10.06
Banking	10.94	16.84
Telecommunication	7.76	6.39
Plastics	7.57	6.99
Electricals	3.62	1.32
Steel	3.13	3.27
Auto	2.44	1.49
Transportation	2.23	2.34
Textile	1.65	1.74
Rubber	1.07	0.72
Chemical	0.92	1.31
Wire & Cable	0.55	0.67
Cement	0.54	0.77
Others	4.42	5.78
Total	95.91	100.00
Cash	4.09
Tech	57.14	57.30
Non-Tech	27.83	25.86
Financial	10.94	16.84

Total Net Asset: US$209.83M

Top 10 Holdings of Total Fund Portfolio

As of 08/31/03	% of Total Portfolio

Taiwan Semiconductor	9.31
AU Optronics Corp	3.77
Mediatek Incorporation	3.47
Quanta Computer	2.86
Compal Electronic	2.80
Hon Hai Precision Industry	2.54
Chunghwa Telecom	2.46
Asustek Computer Inc	2.40
Formosa Chemical & Fiber	2.36
United Micro Electronics	2.32
Total	34.29

NAV: US$12.82	Price: US$11.09 Prem.: -13.49%
No. of Shares: 16.4M

Returns in US$ (%)*

			Taiwan Stock
	The Taiwan Fund, Inc.		Exchange Index
One Month	6.91		7.02
Fiscal Year to Date	13.39		18.86 **
One Year	13.39		18.86
Three Years	-15.33		-12.30
Five years	-1.77		-2.54
Ten Years	2.68	**	1.36
Since Inception	9.92	**	10.95

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 07/31/03	As of 08/31/03
TAIEX	5318.34	5650.83
% change in NTD terms	9.16	6.25
% change in USD terms	9.78	7.02
NTD Daily avg. trading volume (In Billions)	128.51	100.05
USD Daily avg. trading volume (In Billions)	3.73	2.93
NTD Market Capitalization (In Billions)	10910.94	11664.72
USD Market Capitalization (In Billions)	317.02	341.37
FX Rate: (US$/NT$)	34.42	34.17

Taiwan’s Macro Economics Review

     Source: HSBC AMTW

     The recent strength in equity markets is not only supported by better economic outlook, but also by strong liquidity as indicated in the accelerated M1b growth. Low interest rates and improving confidence are likely to increase investors’ willingness to invest their money in the stock market. Such inflow should continue to support the market in September.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800) 636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Lead Fund Manager: Alan Huang
Deputy Fund Manager: Jovi Chen

THE TAIWAN FUND, INC. REVIEW
September 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

     The Fund failed to perform as expected in September, posting a negative return of 0.57% in U.S. dollar terms compared to the TAIEX positive return of 0.45% in U.S. dollar terms. The auto sector, which declined by 4.03% in NT dollar terms during September, continued to adversely effect our performance, despite the trimming of our overweight position in this sector in August. The finance sector, which outperformed the TAIEX and returned 2.18% in NT dollar terms during September, also contributed to our underperformance this month. Although we have increased our position in the finance sector since August, our weighting was still underweight compared to the market in September. The technology sector, in which we reduced our position to slightly underweight, underperformed the TAIEX for the first month since January with a decline of 1.16% in NT dollar terms.

     In October, we expect to increase our weighting in the finance sector, in response to a more favorable market outlook for financial stocks and rising optimism in the finance sector. This newfound optimism is a result of the rising NT dollar, which, along with the Japanese yen, appreciated over the U.S. dollar in September and triggered talks on asset reflation in Asia. The property sector, as a classic asset reflation play, has also performed well recently. The current round of currency adjustments reflects the start of an on-going global structural change making asset reflation a serious consideration in the future.

     After suffering several months of underperformance, our investments in the auto sector should begin to turn around in October. Data suggests that the auto market in China should pick up in the fourth quarter. This improving sales momentum should have a positive effect on auto-related stocks that have been trading at low valuations in the third quarter. We anticipate that this sector will deliver a strong performance in October, thus allowing our overweight position in the auto sector to remain unchanged. In the technology sector, we are trimming our position primarily due to valuation concerns, which concerns will become more important in the face of the rising NT dollar, creating an adverse effect on the competitiveness of many technology companies.

Total Fund Sector Allocation

As of 09/30/03	% of	% of
	Total Fund	TAIEX
Semiconductor	23.53	24.14
Banking	15.21	17.22
PC & Peripherals	14.94	15.79
Electronics	11.23	10.27
Plastics	7.67	6.97
Telecommunication	6.01	6.49
Steel	3.59	3.10
Transportation	2.90	2.42
Electricals	2.38	1.32
Auto	2.34	1.44
Textile	1.56	1.68
Chemical	0.94	1.33
Wire & Cable	0.54	0.66
Cement	0.52	0.74
Retail	0.47	0.69
Others	4.22	5.74
Total	98.05	100.00
Cash	1.95
Tech	56.00	57.20
Non-Tech	26.84	25.58
Financial	15.21	17.22

Total Net Asset: US$208.76M

Top 10 Holdings of Total Fund Portfolio

As of 09/30/03	% of Total Portfolio

Taiwan Semiconductor	9.25
Mediatek Incorporation	3.84
AU Optronics Corp	3.63
Cathay Financial Holdings	3.18
Hon Hai Precision Industry	3.08
China Steel Common	2.81
Chinatrust Financial Holdings	2.68
Formosa Chemical & Fiber	2.51
Chunghwa Telecom	2.45
United Micro Electronics	2.35
Total	35.78

NAV: US$12.75	Price: US$10.81	Prem.: -15.22%
No. of Shares: 16.4M

Returns in US$ (%)*

	The Taiwan Fund, Inc.		Taiwan Stock Exchange Index
One Month	-0.57		0.45
Fiscal Year to Date	-0.57		0.45	**
One Year	29.58		38.38
Three Years	-10.37		–5.61
Five years	-2.25		–3.63
Ten Years	2.55	**	1.55
Since Inception	9.84	**	10.92

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the Taiwan Stock Exchange Index are not total returns and reflect only changes in share prices but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods less than one year which are not annualized.

**	These figures represent corrections of incorrect figures which appeared in a previously issued monthly Review.

Premium/Discount of TWN

Market Data

	As of 08/31/03	As of 09/30/03
TAIEX	5650.83	5611.41
% change in NTD terms	6.25	-0.70
% change in USD terms	7.02	0.45
NTD Daily avg. trading volume (In Billions)	100.05	83.44
USD Daily avg. trading volume (In Billions)	2.93	2.47
NTD Market Capitalization (In Billions)	11664.72	11597.93
USD Market Capitalization (In Billions)	341.37	343.34
FX Rate: (US$/NT$)	34.17	33.78

Taiwan’s Macro Economics Review

     Source: HSBC AMTW

     U.S. companies have been reluctant to add inventories due to concerns over economic outlook. As the current recovery continues, companies may need to invest in inventories to meet rising demand. This may trigger another rally in Taiwan’s market as export orders pick up accordingly.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800) 636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Lead Fund Manager: Alan Huang
Deputy Fund Manager: Jovi Chen